Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 22, 2024, relating to the financial statements and financial highlights, which appears in AEW Global Focused Real Estate Fund’s Annual Report on Form N-CSR for the year ended January 31, 2024. We also consent to the references to us under the headings: “Financial Performance”, “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

May 28, 2024